UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350

Research Triangle Park,

Durham, NC 27703

(Address of principal executive offices)

(zip code)

(919) 941-5206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30 2016, Icagen, Inc. (the “Company”),  sold in a private placement offering (the “Offering”) to 11 investors pursuant to a securities purchase agreement entered into with each investor (the “Purchase Agreements”), 104.5 units at a per unit price of $10,000, each unit (the “Units”) consisting of a note (the “Note”) in the principal amount of $10,000 and a five year warrant (the “Warrants”) to acquire 1,500 shares of the Company’s common stock, par value, $0.001 per share (“Common Stock”), at an exercise price of $3.50 per share. On July 7, 2016, the Company sold an additional 10 Units in the Offering to one investor. The aggregate cash proceeds to the Company from the sale of the 114.5 Units was $1,145,000.

The Notes bear interest at a rate of 8% per annum and mature on June 30, 2017. Pursuant to a Security and Pledge Agreement the Notes are secured by a lien on all of the current assets of the Company (excluding the equity of and assets of the Company’s wholly owned subsidiary, Icagen-T, Inc.). Amounts overdue bear interest at a rate of 1% per month.

The Warrants have an initial exercise price of $3.50 per share and are exercisable for a period of five years from the date of issuance. Each Warrant is exercisable for one share of Common Stock, which resulted in the issuance of Warrants exercisable to purchase an aggregate of 171,750 shares of Common Stock. The Warrants are subject to adjustment in the event of stock splits and other similar transactions.

The Company retained Taglich Brothers, Inc. as the exclusive placement agent for the Offering. In connection therewith, the Company agreed to pay the placement agent a six percent (6%) commission from the gross proceeds of the Offering ($1,145,000) and agreed to reimburse approximately $15,000 in respect of out of pocket expenses incurred by the placement agent in connection with the Offering. The Company also issued the placement agent the same warrant that the investors received exercisable for an aggregate amount of 28,625 shares of Common Stock at an exercise price of $3.50 per share (2,500 shares of Common Stock for each $100,000 in principal amount of Notes sold) (the “Placement Agent Warrants”).

The foregoing descriptions of the Note, the Warrant, the Purchase Agreement and the Security and Pledge Agreement are qualified in their entirety by reference to the full text of the forms of the Note, the Warrant, the Purchase Agreement, and the Security and Pledge Agreement, copies of each of which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. None of the Notes or Warrants sold in the Offering or the Placement Agent Warrants nor the shares of Common Stock underlying the Warrants or the Placement Agent Warrants were registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Note Issued to Investors
4.2	Form of Warrant Issued to Investors
10.1	Form of Securities Purchase Agreement between Icagen, Inc. and Investors
10.2	Form of Security and Pledge Agreement between Icagen, Inc. and Investors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2016	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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